Exhibit 10.2

NEW YORK MORTGAGE TRUST, INC.

FORM OF RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AGREEMENT, is entered into as of July __, 2009 (the "Agreement"), by and between, New York Mortgage Trust, Inc., a Maryland corporation (the "Company"), and _______________ (the "Recipient"). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the New York Mortgage Trust, Inc. 2005 Stock Incentive Plan (the "Plan").

WHEREAS, on July __, 2009 (the “Date of Grant”), the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company granted the Recipient a Restricted Stock Award, pursuant to which the Recipient shall receive shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), pursuant to and subject to the terms and conditions of the Plan.

NOW, THEREFORE, in consideration of the Recipient's services to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Number of Shares; Restrictions. The Company hereby grants the Recipient a Restricted Stock Award (the "Stock Award") of ________ shares of restricted Common Stock (the "Restricted Shares") pursuant to the terms of this Agreement and the provisions of the Plan.  The Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture until the lapse of the Restricted Period, as defined in Section 2 below.

2.  Lapse of Restrictions; Restricted Period.  The restrictions set forth in Section 1 above shall lapse and a portion of the Restricted Shares shall become unrestricted and freely tradable only as follows: (i) one-third of the Restricted Shares shall become nonforfeitable and transferable on the date hereof, (ii) one-third of the Restricted Shares shall become unrestricted and freely tradable on July __, 2010 and (iii) one-third of the Restricted Shares shall become unrestricted and freely tradable on July __, 2011 (collectively, the “Restricted Period”).

3. Change of Control.  The provisions of the Plan applicable to a Change of Control shall apply to the Restricted Shares, and in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.  Notwithstanding the preceding sentence, if a Change of Control occurs, all of the Restricted Shares shall become immediately unrestricted and freely transferable by the Recipient on the date of the Change of Control.

4. Rights of Stockholder.  From and after the Date of Grant and for so long as the Restricted Shares are held by or for the benefit of the Recipient, the Recipient shall have all the rights of a stockholder of the Company with respect to the Restricted Shares, including but not limited to the right to receive dividends and the right to vote such Restricted Shares.  Dividends paid on Restricted Shares shall be paid at the dividend payment date for the Common Stock in cash or shares of Common Stock.  Stock distributed in connection with a Common Stock split or Common Stock dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Common Stock has been distributed.

5. Termination of Membership on Board of Trustees.  In the event that Recipient ceases to be a member of the Board of Directors of the Company (the “Board”) for any reason prior to the lapse of the Restricted Period, then the Restricted Shares that are at that time subject to restrictions set forth herein shall be forfeited to the Company without payment of any consideration by the Company, and neither the Recipient or any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Shares or certificates; provided, however, that in the event the Recipient’s status as a member of the Board is discontinued due to the death of the Recipient, the Restricted Shares shall become fully nonforfeitable upon the date of death of such Recipient.

6.     Miscellaneous.

(a) Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement of the Company and the Recipient concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the parties with respect thereto.

(b)   Conflicting Provisions.  This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Agreement, the Recipient confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

(c) No Guarantee of Continued Membership on Board. The Recipient acknowledges and agrees that nothing herein shall be deemed to create any implication concerning the adequacy of the Recipient's services to the Company or any of its subsidiaries or shall be construed as an agreement by the Company or any of its subsidiaries, express or implied with respect to Recipient’s continued membership on the Board.

(d) Assignment and Transfer.  Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Recipient under this Agreement may not be sold, assigned, encumbered, pledged, or otherwise transferred except in the event of the death of the Recipient, by will or by the laws of descent and distribution.  In the event of any attempt by the Recipient to sell, assign, encumber, pledge or otherwise transfer its rights and interests hereunder, except as provided in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Restricted Shares by notice to the Recipient, and the Restricted Shares and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company.  This Agreement may be assigned by the Company without the Recipient’s consent.

(e) Stock Power.  With respect to any Restricted Shares that are forfeited in accordance with Section 5, the Participant hereby irrevocably appoints the Company’s Chief of Executive Officer and the Company’s Secretary as the Participant’s attorneys to transfer any forfeited Restricted Shares on the books of the Company with full power of substitution in the premises.  The Company’s Chief Executive Officer and Secretary shall use the authority granted in this Section 6(e) to cancel any Restricted Shares that are forfeited in accordance with Section 5.

(f) Payment of Taxes.  The Recipient acknowledges that he or she is responsible for paying, from time to time as required by applicable law, federal and state income and other applicable taxes with respect to the Stock Award.

(g) Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

(h) Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company or the Recipient will be deemed an original and all of which together will be deemed the same agreement.

(i) Notices.  Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Secretary at the headquarters of the Company, and any notice to the Recipient shall be addressed to the Recipient at his current home address shown on the records of the Company, or such other address as the Recipient may designate to the Company in writing pursuant to the procedures of this Section 6(g).  Any notice shall be given by personal delivery, by first class U.S. Mail, or by facsimile.

 (j) Amendments. Subject to the provisions of the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

(k) Governing Law. This Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Maryland without giving effect to the choice of law principles thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEW YORK MORTGAGE TRUST, INC.
Attest:

________________________________	By: ______________________________

RECIPIENT

_________________________________
[Name]